UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 /A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AUTO NETWORKS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	3714	98-0641722
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

No. 81, Fu Hsing Road

Section 1, South District

Taichung City 402,

Taiwan, Republic of China

Telephone: +886 963 080 887
(Address and telephone number of principal executive offices)

Incsmart.biz, Inc.
4421 Edward Avenue
Las Vegas, Nevada 89108
Telephone: (702) 403-8432
(Name, address and telephone number of agent for service)

with a copy to:

Dean Law Corp.

601 Union Street, Suite 4200

Seattle, Washington 98101

Telephone: (206) 274-4598  Facsimile:  (206) 493-2777

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  | X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer

|__|

Accelerated filer

|__|

Non-accelerated filer

|__|

Smaller reporting company

| X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (1)
Common Stock	1,396,000	$0.10 per share	$139,600	$7.79

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated February ___, 2010

PROSPECTUS

1,396,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

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THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 8 to 14 of this prospectus.

The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined the offering price arbitrarily by adding a $0.05 premium to the last sale price of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

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The Date of This Prospectus is: February ___, 20 10

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (90 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Summary

Prospective investors are urged to read this prospectus in its entirety.

We are a development stage company.  We do not have revenues.  We have minimal assets, and have incurred losses since inception.  We intend to commence business operations by distributing automobile wheels manufactured in Taiwan and China to North America .   “Automobile Wheels” refers to steel and aluminum wheel rims for use on motor vehicles such as cars, trucks and sport utility vehicles (SUVs).  Steel and aluminum wheel rims are used in during the vehicle assembly process by automobile makers as well as purchased by consumers in the after-market industry.  Automobile makers use automobile wheels in the assembly of their vehicles, without which, their vehicles would not be marketable.  The after-market industry refers to the general consumer who may wish to modify or change the appearance of their vehicles.

Our goal is to distribute and market Taiwanese and Chinese automobile wheels to car assemblers, auto makers, wholesale and retail stores, as well as to the general public in the United States.  To date we have entered into two distribution agreement s for the distribution of automobile wheels into North America.  Pursuant to the agreements, we have been granted the right to represent and distribute the products manufactured by both of these manufacturers in the territories of the US, Canada and Australia.  In order to successfully distribute the products of these manufacturers in North America (our initial target market), we will target the manufacturer’s existing customers and buyers, namely the car assemblers and auto makers. .

We have no revenues, have achieved significant losses since inception, have had only limited operations, and have been issued a going concern opinion by our auditors.

As of December 31, 2009, we have cash on hand of $5,485.  We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy.  The financing we need may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms.  Our inability to obtain financing will inhibit our ability to implement our development strategy, which could require us to diminish or suspend our operations and possibly cease our operations.

We were incorporated on June 15, 2009 under the laws of the state of Nevada.  Our principal office is located at No. 81, Fu Hsing Road, Section 1, South District, Taichung City 402, Taiwan, ROC.  Our telephone number is 886 963 080 887.

The Offering:

Securities Being Offered	Up to 1,396,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined the offering price arbitrarily by adding a $0.05 premium to the last sale price of our common stock to investors.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.  We will not receive any of the proceeds from the resale of these shares.

Termination of the Offering

The offering will conclude when all of the 1,396,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued And to be Issued	17,966,370 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that we will find a market maker to file an application with FINRA or that usch market maker’s application will be accepted by FINRA; thus, there is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of June 30, 2009 (Audited)	As of December 31, 2009 (unaudited)
Balance Sheet
Total Assets	$500	5,485
Total Liabilities	$307	3,927
Stockholders’ Deficit	$193	1,558
	Period from June 15, 2009 (date of inception) to June 30, 2009 (Audited)	Six months ended December 31, 2009

Income Statement
Revenue	$-	-
Total Expenses	$372,307	14,273
Net Loss	$(372,307)	(14,273)

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our business plan calls for ongoing expenses in connection with the distribution of automobile wheels.  We have not generated any revenue from operations to date.

At December 31 , 2009, we had cash on hand of $ 5,485 we have accumulated a deficit of $ 386,580 .  At this rate, we anticipate that additional funding will be needed for general administrative expenses and marketing costs.

In order to expand our business operations, we anticipate that we will have to raise additional funding.  If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We expect to incur $10,000 in fees over the next 6 months.  Our President Mr. Huang has committed to provide us with funding, who has promised to loan the Company funds required to sustain operations until more suitable financing becomes available.  Our President understands that there is no guarantee that we will ever be able to obtain suitable financing. We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.

WE LACK AN OPERATING HISTORY AND HAVE NOT GENERATED ANY REVENUES OR PROFIT TO DATE.  THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS.

We were incorporated on June 15, 2009.  We have not started our proposed business operations or realized any revenues and we have been involved primarily in organizational activities.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by distributing automobile wheels. .  We cannot guarantee that we will be successful in generating revenues and profit in the future.  Failure to generate revenues and profit will cause us to suspend or cease operations.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

IF CHI SHING HUANG, OUR SOLE OFFICER, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our sole officer and director, Chi Shing Huang, for the future success of our business.  The loss of the services of Mr. Huang could have an adverse effect on our business, financial condition and results of operations.  If he should resign or die we will not have a chief executive officer.  If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended.  In that event it is possible you could lose your entire investment.  We do not carry any key personnel life insurance policies on Mr. Huang and we do not have a contract for his services.

BECAUSE WE HAVE ONLY ONE OFFICER WHO HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT, WHO IS RESPONSIBLE FOR OUR MANAGERIAL AND ORGANIZATIONAL STRUCTURE, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

We have only one officer.  He has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls.  While Mr. Huang has no formal training in financial accounting matters, he has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus.   Further Mr. Huang will be required to comply with the disclosure and accounting controls set forth under Section 404 of the Sarbanes-Oxley Act of 2002.  Should he not have sufficient experience in dealing with such disclosure and accounting controls , he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.   Fur ther, because we only have one officer who is currently our sole employee, it may be dif ficult to comply with the disclosure and accounting controls set forth under Section 404 of the Sarbanes-Oxley Act of 2002.

BECAUSE OUR SOLE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole officer Mr. Huang, will only be devoting limited time to our operations. Mr. Huang intends to devote 60 to 70% of his business time to our affairs. Because our sole officer will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.  It is possible that the demands on Mr. Huang from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Huang may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS SOLE NON-U.S. RESIDENT OFFICER AND OUR DIRECTORS.

Our sole officer and all of our directors are not residents of the United States.  Consequently, it may be difficult for investors to effect service of process on Mr. Huang and our other directors in the United States and to enforce judgments obtained in United States courts against Mr. Huang based on the civil liability provisions of the United States securities laws.  Since all our assets are located in Taiwan it may be difficult or impossible for U.S. investors to collect a judgment against us.  As well, any judgment obtained in the United States against us may not be enforceable in the United States.

IT MAY BE DIFFICULT TO AFFECT SERVICE OF PROCESS AND ENFORCEMENT OF LEGAL JUDGMENTS PREDICATED UPON UNITED STATES SECURITIES LAWS, OTHER FEDERAL LAWS OF THE UNITED STATES OR LAWS OF THE INDIVIDUAL STATES OF THE UNITED STATES OR FOREIGN LAWS, INCLUDING TAIWANESE OR CHINESE LAWS, UPON US AND OUR OFFICERS AND DIRECTORS BECAUSE THEY RESIDE OUTSIDE THE UNITED STATES.

As our operations are presently based in Taiwan and a majority of our directors and all of our officers reside in Taiwan, service of process on us and our directors and officers may be difficult to effect within the United States and also in Taiwan for enforcement of legal judgments predicated upon United States securities laws, other federal laws of the United States or laws of the individual states of the United States or foreign laws, including Taiwanese or Chinese laws.  Also, our main assets are located in Taiwan and any judgment obtained in the United States against us may not be enforceable outside the United States.

BECAUSE OUR SOLE OFFICER OWNS 59.2% OF OUR OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our sole officer, Chi Shing Huang owns approximately 59.2% of the outstanding shares of our common stock.  Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  He will also have the power to prevent or cause a change in control.  The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

WE WILL HAVE DIFFICULTY ATTRACTING AND RETAINING SKILLED PERSONNEL.

Our future success will depend in large part on our ability to attract and retain highly skilled management, sales, marketing, and finance and product development personnel.  Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting or retaining such personnel.  Failure to attract and retain such personnel could have a material adverse effect on our operations and financial condition

BECAUSE WE WILL PURCHASE OUR PRODUCTS FROM TAIWAN AND CHINA, A DISRUPTION IN THE DELIVERY OF IMPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will import all of our products from Taiwan and China.  Because we import all of our products and deliver them directly to our customers, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and warehouse products in the United States.  Deliveries of our products may be disrupted through factors such as:

(1)

raw material shortages, work stoppages, strikes and political unrest;

(2)

problems with ocean shipping, including work stoppages and shipping container shortages;

(3)

increased inspections of import shipments or other factors causing delays in shipments; and

(4)

economic crises, international disputes and wars.

Most of our competitors store products in warehouses that they import from overseas.  This allows them to continue delivering their products for the near term, despite any overseas shipping disruptions.  If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

BECAUSE WE ARE REQUIRED TO PURCHASE OUR PRODUCTS IN FOREIGN CURRENCY INSTEAD OF UNITED STATES DOLLARS, OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATIONS.

We will purchase products from our suppliers in Taiwanese Dollars and Chinese Yuan Renminbi.  This will cause us to be affected by changes in foreign exchange rates.  To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations.  If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

SINCE MANY OF THE PRODCUTS THAT WE INTEND TO DISTRIBUTE ARE MANUFACTURED IN CHINA, WE FACE RISKS IF CHINA LOSES NORMAL TRADE RELATIONS STATUS WITH THE UNITED STATES OR IF US-CHINA TRADE RELATIONS ARE OTHERWISE ADVERSELY IMPACTED.

We will import most of our products from China. Our products sold in the United States have normal trade relations status and are currently not subject to United States import duties.  The United States govement may introduce China trade legislation, which may adversely affect our business. The loss of normal trade relations status for China, changes in current tariff structures or adoption in the United States of other trade policies adverse to China, and any retaliatory measures that impact our products in the Chinese market, could have an adverse effect on our business.

Furthermore, our business and operations may be adversely affected by deterioration of the diplomatic and political relationships between the United States and China. If the relationship between the United States and China were to materially deteriorate, it could negatively impact our ability to control our operations and relationships in China, enforce any agreements we have with Chinese partners or otherwise deal with any assets or investments we may have in China.

IF RELATIONS BETWEEN CHINA AND THE US DETERIORATE, WE MAY BE SUBJECT TO IMPORT QUOTAS OR RESTRICTIONS AND THUS MAY NOT BE ABLE TO CARRY ON OUR BUSINESS AND MAY HAVE TO CEASE OPERATIONS.

The relationship between China and the US is subject to sudden fluctuation and periodic tension.  For instance, the US recently announced its intention to impose new short-term quotas on Chinese clothing imports, which may be extended for several years.  If the US imposes any restrictions on the import of automobile wheels or imposes tariffs on the import of automobile wheels, it may have a materially adverse impact on our business and may cause us to cease operations.

SINCE WE INTEND TO IMPORT ALL OF OUR AUTOMOBILE WHEELS FROM TAIWANT AND CHINA, WE ARE SUSCEPTIBLE TO INCREASED SHIPPING COSTS DUE TO THE RECENT VOLATILITY IN FUEL PRICES

Since we intend to import all of the automobile wheels we plan to distribute in North America from China and Taiwan, an increase in fuel prices will result in increase shipping costs.  Such an increase could have a materially adverse impact on our business and could prevent us from attaining profitability.

WE MAY BE SUSCEPTIBLE TO AN ADVERSE EFFECT ON OUR BUSINESS DUE TO THE CURRENT WORLDWIDE ECONOMIC CRISIS , DECLINING CONSUMER CONSUMPTION, THE DECREASE IN VALUE OF THE U.S. DOLLAR AND THE DECLINE IN THE AUTOMOBILE MARKET.

We are currently in a worldwide economic crisis.  Such crisis has caused declining consumer consumption, the decrease in value of the U.S. dollar and the decline in the automobile market.  All of these factors may have a materially adverse impact on our business and may prevent us from achieving profitability and may cause our business to fail.

CURRENT ECONOMIC CONDITIONS AND CAPITAL MARKETS ARE IN A PERIOD OF DISRUPTION AND INSTABILITY WHICH COULD ADVERSELY AFFECT OUR ABILITY TO ACCESS THE CAPITAL MARKETS, AND THUS ADVERSELY AFFECT OUR BUSINESS AND LIQUIDITY.

The current economic conditions and financial crisis have had, and will continue to have, a negative impact on our ability to access the capital markets, and thus have a negative impact on our business and liquidity. The shortage of liquidity and credit combined with substantial losses in worldwide equity markets could lead to an extended worldwide recession. We may face significant challenges if conditions in the capital markets do not improve. Our ability to access the capital markets has been and continues to be severely restricted at a time when we need to access such markets, which could have a negative impact on our business plan.  Even if we are able to raise capital, it may not be at a price or on terms that are favorable to us. We cannot predict the occurrence of future financial disruptions or how long the current market conditions may continue.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK’ RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC.  We do not yet have a market maker who has agreed to file such application.  If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of these shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and there is no guarantee that we will be able to find a market maker to make an application to FINRA on our behalf or that such market maker’s application will be accepted by FINRA.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. Moreover, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission and the Nasdaq Stock Market, have imposed additional requirements on corporate governance practices of public companies. We expect these new rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly, which may have a materially adverse impact on our business.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined the offering price arbitrarily by adding a $0.05 premium to the last sale price of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,396,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.  Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

- the number of shares owned by each prior to this offering;

- the total number of shares that are to be offered for each;

- the total number of shares that will be owned by each upon completion of the offering; and

- the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Access Finance and Securities (NZ) Limited (1)	5,548,000	250,000	5,298,000	29. 5%
Tzu Yang Chang	20,000	20,000	Nil	Nil
Tsung Ming Chao	20,000	20,000	Nil	Nil
Su Chu Chao	20,000	20,000	Nil	Nil
Tsung Te Chao	20,000	20,000	Nil	Nil
Yung Sung Chao	20,000	20,000	Nil	Nil
Chen Hsiang Chen	20,000	20,000	Nil	Nil
Chen Mao Chen	20,000	20,000	Nil	Nil
Shen Chia Chen	20,000	20,000	Nil	Nil
Tung Yi Chen	20,000	20,000	Nil	Nil
Faiyaz Dean	240,000	200,000	40,000	(2)
Fung Ho Fu	20,000	20,000	Nil	Nil
Fu Tsai Hsu	20,000	20,000	Nil	Nil
Chi Cheng Huang (3)	20,000	20,000	Nil	Nil
Ching Hsiang Huang (4)	20,000	20,000	Nil	Nil
Chi Jung Huang (3)	20,000	20,000	Nil	Nil
Chi Shing Huang (5)	10,586,370	20,000	10,566,370	58.8
Min Yu Huang (6)	20,000	20,000	Nil	Nil
Shu Chin Hsei Huang (7)	20,000	20,000	Nil	Nil
Shu Erh Hsiao Huang	20,000	20,000	Nil	Nil
Chi Fu Lai	20,000	20,000	Nil	Nil
Ying Hsiang Lai	20,000	20,000	Nil	Nil
Chiang Tung Lin	20,000	20,000	Nil	Nil
Ching Chieh Lin	20,000	20,000	Nil	Nil
Chung Chih Lin	20,000	20,000	Nil	Nil
Fu Chuan Lin	20,000	20,000	Nil	Nil
Wei Hui Lin	20,000	20,000	Nil	Nil
Ching Yi Liu	20,000	20,000	Nil	Nil
Tzu Chu Liu	20,000	20,000	Nil	Nil
Hsueh Chien Nien	20,000	20,000	Nil	Nil
Tien Yu Peng	20,000	20,000	Nil	Nil
Wen Ching Su	52,000	26,000	26,000	(2)
Kuei Hua Tsai	600,000	100,000	500,000	2.8
Kun Hsiang Tsai	20,000	20,000	Nil	Nil
Li Wen Tsai	20,000	20,000	Nil	Nil
Meng Hann Tsai (8)	20,000	20,000	Nil	Nil
Wang Fa Tsai	20,000	20,000	Nil	Nil
Chi Hao Wang	20,000	20,000	Nil	Nil
Chih Liang Wei	20,000	20,000	Nil	Nil
Chih Hui Wu	20,000	20,000	Nil	Nil
Hung Min Wu	20,000	20,000	Nil	Nil
Lien Fang Yang (9)	20,000	20,000	Nil	Nil
Min Hsiang Yang	20,000	20,000	Nil	Nil
Pai Yang Yang	20,000	20,000	Nil	Nil
Chin Fa Yen	20,000	20,000	Nil	Nil

(1)  Lin Yi Lung has voting and investment control over shares held by Access Finance and Securities (NZ) Limited

(2)  Less than 1%

(3)  Brother of our President

(4)  Son of our President

(5)  Chi Shing Huang is member of our board of directors and is our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer

(6)  Daughter of Our President

(7)  Wife of our President

(8)  Meng Hann Tsai is a member of our board of directors

(9)  Lien Fang Yang is a member of our board of directors

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 17,966,370 shares of common stock outstanding on the date of this prospectus.

Other than disclosed above, none of the selling shareholders:

 1.  has had a material relationship with us other than as a shareholder at any time within the past three years;

 2.  has ever been one of our officers or directors;

 3.  is a broker-dealer; or broker-dealer's affiliate.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined the offering price arbitrarily by adding a $0.05 premium to the last sale price of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling security holders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.  Not engage in any stabilization activities in connection with our common stock;

2.  Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

-  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

-  contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

-  contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

-  contains a toll-free telephone number for inquiries on disciplinary actions;

-  defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-  contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

-  bid and offer quotations for the penny stock;

-  the compensation of the broker-dealer and its salesperson in the transaction;

-  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-  monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of February 19 , 2010 , there were 17,966,370 shares of our common stock issued and outstanding that is held by 46 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us or any of our subsidiaries.

Additionally, no such expert or counsel was connected with us or any of our subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.  As of February 12, 2010 , an attorney from our legal counsel, the law firm Dean Law Corp., beneficially owns 240,000 issued common shares.

Dean Law Corp. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

General

We were incorporated in the State of Nevada on June 15, 2009.

We are a start-up company and our main focus is to distribute automobile wheels manufactured in Taiwan and China to the United States.  “Automobile Wheels” refers to steel and aluminum wheel rims for use on motor vehicles such as cars, trucks and sport utility vehicles (SUVs).   Steel and aluminum wheel rims are used in during the vehicle assembly process by automobile makers as well as purchased by consumers in the after-market industry.  Automobile makers use automobile wheels in the assembly of their vehicles, without which, their vehicles would not be marketable.  The after-market industry refers to the general consumer who may wish to modify or change the appearance of their vehicles.    Our goal is to commence distribution and marketing of Taiwanese and Chinese automobile wheels to car assemblers, auto makers, wholesale and retail stores, as well as to the general public in the United States.  To date we have entered into two distribution agreements for the distribution of automobile wheels.  Pursuant to the agreements, we have been granted the right to represent and distribute the products manufactured by both of these manufacturers in the territories of the US, Canada and Australia.  In order to successfully distribute the products of these manufacturers in North America (our initial target market), we will target the manufacturer’s existing customers and buyers, namely the car assemblers and auto mkers.

As a part of our expansion plans, we have begun to target and will make formal commitments with several other top manufacturers of automobile wheels in Taiwan and China.   To date, we have been successful in establishing two separate distribution contracts.  We now intend to  establish an office in the United States.  Our ability to open an office in the United States depends on our financial condition and on our ability to secure additional financing, whether through public or private equity or debt financing, arrangements with security holders or other sources to fund operations.  However, these sources of additional funding may not be available, or if available, may be on terms unacceptable to us.

We maintain our statutory registered agent's office at 4421 Edward Avenue, Las Vegas, Nevada 89108.  Our business office is located at No. 81, Fu Hsing Road, Section 1, South District, Taichung City 402, Taiwan, Republic of China.  Our telephone number is 886 963 080 887.  We do not pay any rent for this office.

Steel Wheels

There are four major manufacturers of steel automobile wheels in Taiwan, Yuan Feng, Taiwan Steel, Yue Chang and Chang Ching Industrial.  These four major manufacturers collectively produce approximately 260,000 steel wheels per month or 3,120,000 steel wheels annually.  The respective market share among the four manufacturers is Yuan Feng 61%; Taiwan Steel 12%; Yue Chang 8%; and Chang Ching Industrial 19%.  Mr. Huang, our sole officer and a director is also the Chairman and general manager of Yuan Feng.  Also, on January 4, 2010, we entered into a distribution agreement with Yuang Feng whereby Yuang Feng granted us the rights to distribute their wheels into US, Canada and Australia.  They also granted us the rights to use their advertising, photographs and know-how.

Yuan Feng manufactures steel wheel of sizes 8 inch to 18 inch for Original Equipment Manufacturer (OEM) for passenger cars.  Some of the car manufacturers that use Yuan Feng’s steel wheels are the Mitsubishi Lancer and Mirage; Hyundai Gate and Nartris; Nissan X-Trial; Ford Focus; Mazda H-3 and the majority of the brands of Cami Automotive (an independently incorporated  joint venture between Suzuki Motor Corporation and General Motors of Canada Ltd.).

Yuan Feng also produces OEM steel wheels for forklifts ranging in size from 1 to 3.5 tons for Toyota Forklift in Japan.

Some of the steel wheels produced by Yuan Feng , which we will initially distribute into North America, are shown as below.

YUAN FENG STEEL WHEELS

Sizes 8 inch to 18 inch

Aluminium Wheels

There are approximately seventeen manufacturers of aluminium automobile wheels in Taiwan producing some 600,000 aluminium wheels per month or 7,200,000 aluminium wheels annually.

Aluminium or alloy wheels differ from steel wheel due to its lighter weight, which improves the handling and the speed of a car.  Alloy wheels are also better heat conductors than steel wheels, improving heat dissipation from the brakes, which reduces the chance of brake failure under more demanding driving conditions.

However, alloy wheels are more difficult to repair than steel wheels when bent, but their higher price usually makes repairs cheaper than replacement and even severely damaged wheels can often be repaired to like new condition.  For passenger vehicles, alloy wheels are not only for improved driving performance, they are also for cosmetic purposes.  The alloy wheel itself is shiny and/or has an intricate design, so there is no need for paint or wheel covers. By contrast, steel wheels either have to be painted with a chromed wheel nut, or be hidden with plastic wheel covers.

Alloy wheels are more expensive to produce than standard steel wheels, and thus are not included as standard equipment on base models of many non-luxury vehicles, instead being marketed as optional add-ons or as part of a more expensive trim.  However, alloy wheels have become considerably more common since the 2000s.  They are now being offered on economy and subcompact cars, compared to a decade ago where alloy wheels were often not factory options on inexpensive vehicles.  Alloy wheels have long been included as standard equipment on higher-priced luxury or sports cars, with larger-sized or "exclusive" alloy wheels being options.

There are different types of alloy wheels.  Some are cast, which are the most commonly seen on the road, while others are forged.  Forged wheels are lighter and stronger, yet much more expensive than cast alloy wheels. Forged wheels are typically purchased by enthusiasts, luxury/sport vehicle owners, or the affluent.

Some of the aluminium wheels manufactured by Yuan Feng , which we will initially distribute into North America, are shown below:

ROSTA ALUMINIUM WHEELS

Sizes 12 inch to 24 inch

Sales and Marketing Strategy

We intend to rely on sales representatives to market our wheels in the United States.  We intend to focus on direct marketing efforts whereby our representatives will directly contact:

•

car assemblers and auto makers;

•

distributors that are responsible for marketing and selling automobile wheels; and

•

retail outlets such as automobile supply stores and specialty tire and wheel stores.

The car assemblers and auto makers will purchase and install our wheels directly on their vehicles before they are sold to the end consumer.  The distributors and stores will be asked to sell our products to consumers.  We will provide them with wheels at wholesale prices.  They will then sell that inventory to consumers at retail prices, which will typically be approximately 30% higher than our cost.

In addition to the two distribution agreements that we have entered into, we intend to enter into additional agreements to represent the Taiwanese and Chinese automobile wheel manufacturers as their representative in the United States and to contact and service their existing car assemblers and auto makers to service them better.

We intend to contact as many distributors, retail chains and specialty automobile supply stores as we can to market our wheels.  We initially intend to focus our marketing efforts on larger distributors and stores that have a high volume of customer traffic.

To enhance our sales and to advertise the products that we distribute, we plan on developing a website to showcase the wheels that we carry and also allow consumers to purchase directly from us at a higher retail price.  We will also have a password secured portion of the website where our customers can log in and place wholesale orders.

Once launched, our website will be available 24 hours a day, seven days a week allowing customers to shop for our products directly from their home or office.

Competition

We plan to enter the automobile wheel business which is highly fragmented with small private companies.  Notable private competitors include Giovanna Wheels™, Asanti Wheels™, and Lexani Wheels™.  Competition in this market revolves around price, quality, reliability, styling, product features, and warranty.  At the dealer level, competition is based mainly on sales and marketing support programs, such as financing and cooperative advertising.  Giovanna Wheels™, Asanti Wheels™, and Lexani Wheels™ possess stronger financial capabilities, deeper distribution channels, and strong brand awareness which we do not posses at this current time.  We may never be able to effectively enter the automobile wheel business and thus may not be able to compete with these companies.

Compliance with Government Regulation

We currently do not have substantial operations.  However, once we do have substantial operations, o ur business will be affected by numerous laws and regulations.  To ensure that our operations are conducted in full and substantial regulatory compliance, as part of our current internal procedures and policies, we will verify and ensure that the manufacturing process of all our suppliers in Taiwan and China has obtained ISO 9000/9001 certification and that they had also passed the Quality Standard TS16949-2002 and Testing Standard USA SEA J2530 or Japan JWL (VIA).  Trade and product safety are governed by the Department of Transportation.  Upon placing orders with our manufacturing suppliers, we will ensure that all our products are produced based on standards as set forth by the Department of Transportation in the United States.

Failure to comply with any laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of injunctive relief or both.  Moreover, changes in any of these laws and regulations could have a material adverse effect on business.  In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

Currently we do not have substantinal operations and believe that once we do have substantial operations , they will comply in all material respects with applicable laws and regulations, and that the existence and enforcement of such laws and regulations have no more restrictive an effect on our operations than on other similar companies in the automotive industry.  We do not anticipate any material capital expenditures to comply with federal and state environmental requirements.

Employees

We currently do not have any employees other than our sole officer who devotes approximately 60 to 70% of his working hours to our operations.

Research and Development Expenditures

We have not incurred any expenditures on research and development since our inception.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our business office is located at No. 81, Fu Hsing Road, Section 1, South District, Taichung City 402, Taiwan, ROC.  Our telephone number is +886 963 080 887.  We do not pay any rent for our office.  Our offices occupy approximately 550 square feet in a factory that is owned by our President’s family.

Legal Proceedings

We are not currently a party to any legal proceedings.  Our address for service of process in Nevada is 4421 Edward Avenue, Las Vegas, Nevada 89108.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 46 registered shareholders.

Rule 144 Shares

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•

1% of the total number of securities of the same class then outstanding, which will equal 54,200 shares as of the date of this prospectus; or

•

the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus none of our shares are eligible for resale pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.  we would not be able to pay our debts as they become due in the usual course of business; or

2.  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the   distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Plan of Operation

Our plan of operation for the next twelve months following the date of this prospectus is to enter into formal distribution agreements with Taiwanese wheel manufacturers.  We plan on distributing these wheels to the United States market.

We expect to incur the following expenses in the next 12 months in connection with our business operations:

Advertising and Marketing

$250,000

Sales, Support, Administration, Overhead/Expansion

$250,000

Inventory

$500,000

Total expenditures over the next 12 months are expected to be approximately $1,000,000.

Currently our monthly burn rate is approximately $2,400.  However, this number is not an accurate reflection of our actual monthly cash requirement, as it will likely be much higher once we commence operations.  Currently we have enough cash on hands to sustain our operations for approximately 2 months.  Our President, Mr. Huang, has promised to loan us funds required to sustain operations until more suitable financing becomes available.

We do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next six months.  Additional financing, whether through public or private equity or debt financing, arrangements with security holders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

Results of Operations for the Period Ending June 30, 2009

We did not earn any revenues from our inception on June 15, 2009 to June 30, 2009.  We have not yet started the distribution of automobile wheels manufactured in Taiwan and China to the United States.  We incurred operating expenses in the amount of $372,307 for the period from our inception on June 15, 2009 to June 30, 2009.  These operating expenses were comprised of general and administrative fees relating to our incorporation and business development.

We have not attained profitable operations and are dependent upon obtaining financing to pursue marketing and distribution activities.  For these reasons, our independent auditor's report contains a note that there is substantial doubt that we will be able to continue as a going concern.

Results of Operations for the Six Months Ending December 31, 2009

We did not earn any revenues for the six months ended December 31, 2009.  We have not yet started the distribution of automobile wheels manufactured in Taiwan and China to the United States.  We incurred operating expenses in the amount of $14,273 for the six months ended December 31, 2009.  These operating expenses were comprised of general and administrative fees relating to our  operational expenses.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits , schedules and all other documents and materials that we have filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officers, Promoters and Control Persons

Our executive officer and directors and their ages as of the date of this prospectus is as follows:

Director:

Name of Director	Age

Chi Shing Huang	59

Meng Hann Tsai	48

Lien Fang Yang	46

Executive Officer:

Name of Officer	Age	Office

Chi Shing Huang	59	President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer

Biographical Information

Set forth below is a brief description of the background and business experience of our sole officer and our directors for the past five years.

Chi Shing Huang, Director and President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer

Since our inception on June 15, 2009, Chi Shing Huang has been our president, chief executive officer, secretary, treasurer, chief financial officer, principal accounting officer and a member of the board of directors.  Mr. Huang is a graduate from the Chienkuo Technology University, Taiwan with a major in industrial engineering.  After graduation and national service, he was employed by Yuan Feng Industrial Co. Ltd., Taiwan as a factory manager from 1985 to 1990 and then general manager from 1990 to present.  He was then elected to Chairman of Yuan Feng  and will continue to hold that position until 2012.

Meng Hann Tsai, Director

Mr. Tsai has been our director since our inception on June 15, 2009.  Mr. Tsai is a graduate from Hwa Hsid Institute of Technology, Taiwan, where he earned a major in electrical engineering.   From 1990 to 2004 he was employed at Taiwan Misaki Electronics Company as a marketing manager and then joined Hong Bo Electronics Communication Company as a general manager from 2004 to date.   In addition, between 2000 to 2006, he served as a director of Yuan Feng Industrial Co. Ltd., a publically traded company in Taiwan.  He has also been elected Yuan Feng’s Inspector for a 6 year term from 2006 to 2012.

Lien Fang Yang, Director

Mr. Yang is a graduate from the Chienkuo Technology University, Taiwan with a major in Industrial Engineering.  He has been employed at Yuan Feng Industrial Co. Ltd., Taiwan from 1984 to date.  He began his career with Yuan Feng as a skilled staff of the production department and is currently the general manager.

Independent Directors

Other than Mr. Huang all other Directors are considered to be “Independent” as that term is defined by are each considered independent directors, as defined in Nasdaq Marketplace Rule 4200.

Term of Office

Our sole officer and our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Significant Employees

There are no persons other than our officers and directors above who are expected by us to make a significant contribution to our business.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our inception on June 15, 2009 to June 30, 2009 (our fiscal year end) .

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary FY 2009 ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Chi Shing Huang President, CEO, Secretary, Treasurer and a director	2009	None	None	None	None	None	None	None	None

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Chi Shing Huang	None	None	None	None	None	None	None
Meng Hann Tsai	None	None	None	None	None	None	None
Lien Fang Yang	None	None	None	None	None	None	None

To date, we have not compensated any of our directors with cash, shares or options.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Employment Agreements

We do not have any employment agreements.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as of February 12, 2010 .  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and address of beneficial owner	Amount of beneficial Ownership	Percent of class (1)
Common Stock	Chi Shing Huang No. 81, Fu Hsing Road, Section 1 South District, Taichung City 402 Taiwan, Republic of China	10,586,370	58.9%
Common Stock	Meng Hann Tsai No. 81, Fu Hsing Road, Section 1 South District, Taichung City 402 Taiwan, Republic of China	20,000	Less than 1%
Common Stock	Lien Fang Yang No. 81, Fu Hsing Road, Section 1 South District, Taichung City 402 Taiwan, Republic of China	20,000	Less than 1%
Common Stock	All Officers and Directors as a group	10,626,370 shares	59. 1%
Common Stock	Access Finance and Securities (NZ) Limited (2) Level 20, ASB Bank Centre 135 Albert Street Auckland 1010 New Zealand	5,548,000	30.9%

(1)  The percent of class is based on 17,966,370 shares of common stock issued and outstanding as of the date of this prospectus.

(2)  Lin Yi Lung has voting and investment control over shares held by Access Finance and Securities (NZ) Limited

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;
  Any person proposed as a nominee for election as a director;
  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
  Our sole promoter, Chi Shing Huang;
  Any relative or spouse of any of the foregoing persons who has the same house as such person;
  Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities

Our sole officer and our directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

FINANCIAL STATEMENTS

Balance Sheets as of December 31, 2009 ( u naudited) and June 30, 2009	F-1
Statement of Operations for the three and six months ended December 31, 2009 (unaudited) and from inception (June 15, 2009) to December 31, 2009 ( u naudited).	F-2
Statement of Cash Flows for the six months ended December 31, 2009 (unaudited) and period from June 15, 2009 (inception) to December 31, 2009 (unaudited)	F-3
Notes to the Financial Statements – December 31, 2009 (unaudited)	F-4
Report of Independent Registered Public Accounting Firm	F-9
Balance Sheet as of June 30, 2009	F-10
Statement of Operations for the period from June 15, 2009 (inception) to June 30, 2009	F-11
Statement of Cash Flows for the period from June 15, 2009 (inception) to June 30, 2009	F-12
Statement of Stockholders’ Equity for the period from June 15, 2009 (inception) to June 30, 2009	F-13
Notes to the Financial Statements – June 30, 2009	F-14

AUTO NETWORKS INTERNATIONAL CORPORATION A Development Stage Company BALANCE SHEETS As of December 31, 2009 and June 30, 2009
	December 31, 2009	June 30, 2009
	(unaudited)	(audited)
ASSETS

CURRENT ASSETS:
Cash	$ 5,485	$ 500

TOTAL CURRENT ASSETS:	5,485	500

TOTAL ASSETS	$ 5,485	$ 500

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:
Account Payable	$ 3,927	$ 307

TOTAL CURRENT LIABILITES	3,927	307

TOTAL LIABILITIES	3,927	307

STOCKHOLDERS’ EQUITY:
Common Stock, $.001 par value; 75,000,000 shares
authorized; 17,966,370 and 17,740,000 shares
issued and outstanding as of June 30, 2009 and
December 31, 2009, respectively	17,966	17,740
Additional paid-in capital	370,172	354,760
Deficit accumulated during the development stage	(386,580)	(372,307)

TOTAL STOCKHOLDERS’ EQUITY	1,558	193

TOTAL LIABILITES AND
STOCKHOLDERS’ EQUITY	$ 5,485	$ 500

AUTO NETWORKS INTERNATIONALCORPORATION

A Development Stage Company

STATEMENT OF OPERATIONS

(unaudited)

	3 Months ended December 31, 2009	6 Months ended December 31, 2009	Inception June 15, 2009 through December 31, 2009
REVENUE	$ -	$ -	$ -

General and Administrative Expenses	$ 862	$ 14,273	$ 386,580

NET (LOSS)	$ (862)	$ (14,273)	$ (386,580)

BASIC AND DILUTED NET (LOSS) PER SHARE	$ 0.00	$ 0.00

WEIGHT AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	$ 17,740,000	$ 17,789,180

AUTO NETWORKS INTERNATIONAL CORPORATION

A Development Stage Company

STATEMENT OF CASH FLOWS

(unaudited)

		~~For the~~
		~~Cumulative~~
		~~Period from~~
		~~Inception~~
		~~(June 15, 2009)~~
	~~6 Months Ended~~	~~through~~
	~~December 31, 2009~~	~~June 30, 2009~~
~~CASH FLOWS FROM OPERATING ACTIVITIES:~~
~~Net loss~~	~~$(14,273)~~	~~$(386,580)~~
~~Adjustments to reconcile net loss to net cash used in operating activities:~~
~~Shares issued for services~~	~~7,000~~	~~329,000~~
~~Changes in operating assets and liabilities:~~
~~Accounts Payable~~	~~3,621~~	~~3,927~~

~~Net cash used in operating activities~~	~~(3,652)~~	~~(53,653)~~

~~CASH FLOWS FROM INVESTING ACTIVITIES:~~

~~Net cash used in investing activities~~	~~—~~	~~—~~

~~CASH FLOWS FROM FINANCING ACTIVITIES:~~
~~Proceeds from issuance of common stock to investors~~	~~—~~	~~40,000~~
~~Proceeds from issuance of common stock to founder~~	~~8,637~~	~~19,138~~

~~Net cash provided by financing activities~~		~~50,500~~

~~NET INCREASE IN CASH AND CASH EQUIVALENTS~~	~~4,985~~	~~5,485~~

~~Cash and cash equivalents at beginning of period~~	~~500~~	~~—~~

~~CASH AND CASH EQUIVALENTS AT END OF PERIOD~~	~~$5,485~~	~~$5,485~~

~~Supplemental Disclosures of Cash flow Information~~

~~Non-cash Financing Activities:~~
~~Interest paid~~	~~$—~~	~~$—~~
~~Income tax paid~~	~~$—~~	~~$—~~

AUTO NETWORKS INTERNATIONAL CORPORATION

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

(unaudited)

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

                   (a)      Organization and Business:

Auto Networks International Corporation (“the Company”) was incorporated in the state of Nevada on

June 15, 2009.  Auto Networks is a start-up company and its main focus is to distribute automobile wheels manufactured in Taiwan and China to the United States.  Its goal is to commence distribution and marketing of Taiwanese and Chinese automobile wheels to car manufacturers, wholesale and retail stores, as well as to the general public in the United States.

The Company is currently in the development stage.  All activities of the Company to date relate to its organization, initial funding, share issuance and regulatory compliance.

                    (b)      Basis of Presentation/Going Concern:

The accompanying financial statements have been prepared on a going concern basis, which assumes the

Company will realize its assets and discharge it liabilities in the normal course of business.  As reflected in the accompanying financial statements, the Company has a deficit accumulated during the development stage of $386,580, used cash from operations of $53,653 since its inception, and has a positive working capital of $1,558 as at December 31, 2009.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

Management’s plan includes obtaining additional funds by equity financing through a related party advances, however there is no assurance of additional funding being available.  These circumstances raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might arise as a result of this uncertainty.

Although management believes the disclosures and information presented are adequate to not make the information misleading, it is suggested that these interim financial statements be read in conjunction with the Company’s most recent audited financial statements for the period from inception (June, 15 2009) through June 30, 2009 presented within the Company’s S-1 Registration Statement.

                    (c)      Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the

United States requires management to make estimates and assumptions that affect the amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

                    (d)      Cash and Cash Equivalents:

For the purpose of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.  There were no cash equivalents at June 30, 2009 or December 31, 2009, respectively.

                    (e)      Income Taxes:

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse.

In assessing the ability to realize deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized.  Based upon the Company not having profitable operations to date and projections of the future taxable income over the periods in which the deferred tax assets are deductible, a full valuation allowance has been provided as management believes that it is more likely than not, based upon available evidence, that the deferred tax assets will not be realized.

As of December 31, 2009, the Company has federal and state net operating loss carry forwards of $57,580.  The federal and state net operating loss carry forwards will begin to expire in 2029.  The Company’s ability to utilize net operating loss carry forwards may be limited in the event that a change in ownership, as defined in the Internal Revenue Code, occurs in the future.

                    (f)      Loss per Common Share:

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period.  Basic and diluted loss per share is the same due to the anti dilutive nature of potential common stock equivalents.  The Company does not have any potentially dilutive instruments for this reporting period.

                    (f)      Fair Value of Financial Instruments:

The carrying value of cash equivalents approximates fair value due to the short period of time to maturity.

                    (g)     Recently Adopted Accounting Pronouncements

Effective June 30, 2009, the Company adopted a new accounting standard issued by the FASB related to the disclosure requirements of the fair value of the financial instruments. This standard expands the disclosure requirements of fair value (including the methods and significant assumptions used to estimate fair value) of certain financial instruments to interim period financial statements that were previously only required to be disclosed in financial statements for annual periods. In accordance with this standard, the disclosure requirements have been applied on a prospective basis and did not have a material impact on the Company’s financial statements.

                     (h) Recently Issued Accounting Standards

In August 2009, the FASB issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value on a recurring basis. This standard clarifies how a company should measure the fair value of liabilities and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. This standard is effective for the Company on October 1, 2009. The Company does not expect the impact of its adoption to be material to its financial statements.

On September 30, 2009, the Company adopted changes issued by the Financial Accounting Standards Board (FASB) to the authoritative hierarchy of GAAP. These changes establish the FASB Accounting Standards

Codification (Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the Financial Statements.

In October 2009, the FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective for the Company on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective for the Company on January 1, 2011.

NOTE 2 – CAPITAL STOCK:

The total number of shares of capital stock which the Company shall have authority to issue is 75,000,000.  These shares are divided into one class of 75,000,000 shares designated as common stock at $0.001 par value  (“Common Stock”).

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors.  The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribed for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

In June of 2009, the Company sold 11,300,000 shares of Common Stock to forty five stockholders.  10,500,000 shares of Common Stock to one stockholders being the founder member at a purchase price of

$0.001 per share and 800,000 shares of Common Stock to the remaining forty four stockholders at a purchase price of $0.050 per share, for a total aggregate price of $50,500.

In June of 2009, the Company issued 6,440,000 shares of Common Stock to third parties for services.  These shares were valued at $322,000 based on the last price our shares were sold to third parties for of $0.05 per share .

In November of 2009, the Company issued 140,000 shares of Common Stock to third parties for services.  These shares were valued at $7,000 based on the last price our shares were sold to third parties for of $0.05 per share.

In December of 2009, the Company converted $8,637 of related party debt to 86,370 shares of Common Stock at a conversion price of $0.10 per share. No gain on conversion was recorded on this transaction due to the lender being a related party. The difference between the fair value of the shares issued and the value of the debt converted was recorded as additional paid in capital.

During the period ended December 31, 2009, the entire 17,966,370 shares of the Common Stock still remain with the respective stockholders.

Recent Sales of Unregistered Securities

On June 15, 2009, we issued 10,500,000 shares of our common stock to Chi Shing Huang, our President,

Chief Executive Officer, Treasurer, Secretary and a Director, at a price of $0.001 per share for total proceeds to us of $10,500.

On June 29, 2009, we issued 800,000 shares of our common stock to forty four investors at $0.05 per share for cash proceeds of $40,000.

On June 29, 2009, we issued 6,440,000 shares of our common stock to four consultants for a total value of $322,000 based on the last price our shares were sold to third parties for of $0.05 per share.

On November 5, 2009, we issued 140,000 shares of our common stock to one consultant for a value of $7,000 based on the last price our shares were sold to third parties for of $0.05 per share.

On December 31, 2009, we issued 86,370 shares of our common stock to Chi Shing Huang, our President,

Chief Executive Officer, Treasurer, Secretary and a Director, at a price of $0.10 per share for total proceeds of $8,637. No gain on conversion was recorded on this transaction due to the lender being a related party. The difference between the fair value of the shares issued and the value of the debt converted was recorded as additional paid in capital.

All of the above shares were issued pursuant to Regulation S of the Securities Act 1933 except the 140,000 shares issued to one consultant on November 5, 2009, which consultant is a US corporate entity. Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S.  We did not engage in any direct selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.  Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

NOTE 3 – SUBSEQUENT EVENTS:

Overall, the Company evaluated subsequent events through February 19, 2010 , the date of issuance of the financial statements.  During this period the Company did not have any material recognizable subsequent events.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Auto Networks International Corporation

(A Development Stage Company)

We have audited the accompanying balance sheet of Auto Networks International Corporation (a development stage company) as of June 30, 2009, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from June 15, 2009 (inception) through June 30, 2009.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Auto Networks International Corporation as of June 30, 2009, and the results of its operations, changes in stockholders' deficit and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has suffered losses from operations since inception and hasn’t generated any revenues to date, which raises substantial doubt about its ability to continue as a going concern.  Management's plans regarding those matters also are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

September 10, 2009

AUTO NETWORKS INTERNATIONAL CORPORATION

A Development Stage Company

BALANCE SHEETS

June 30,
2009
ASSETS

CURRENT ASSETS:
Cash	$500

TOTAL CURRENT ASSETS:	500

TOTAL ASSETS	$500

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:
Accounts Payable	$307

TOTAL CURRENT LIABILITIES	307

TOTAL LIABILITIES	307

STOCKHOLDERS’ EQUITY:
Common Stock, $.001 par value; 75,000,000 shares authorized; 17,740,000 shares issued and outstanding as of June 30, 2009	17,740
Additional paid-in capital	354,760
Deficit accumulated during the development stage	(372,307)

TOTAL STOCKHOLDERS’ EQUITY	193

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$500

See the accompanying summary of accounting policies and notes to the financial statements

AUTO NETWORKS INTERNATIONALCORPORATION

A Development Stage Company

STATEMENT OF OPERATIONS

For the
Cumulative
Period from
Inception
(June 15, 2009)
through
June 30, 2009
REVENUE	$-

General and Administrative Expenses	372,307

NET (LOSS)	$(372,307)

BASIC AND DILUTED NET (LOSS) PER SHARE	$(0.03)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	10,982,667

See the accompanying summary of accounting policies and notes to the financial statements

AUTO NETWORKS INTERNATIONAL CORPORATION

A Development Stage Company

STATEMENT OF CASH FLOWS

For the
Cumulative
Period from
Inception
(June 15, 2009)
through
June 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(372,307)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued for services	322,000
Changes in operating assets and liabilities:
Accounts Payable	307

Net cash used in operating activities	(50,000)

CASH FLOWS FROM INVESTING ACTIVITIES:

Net cash used in investing activities	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock to investors	40,000
Proceeds from issuance of common stock to founder	10,500

Net cash provided by financing activities	50,500

NET INCREASE IN CASH AND CASH EQUIVALENTS	500

Cash and cash equivalents at beginning of period	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$500

Supplemental Disclosures of Cash flow Information

Non-cash Financing Activities:
Interest paid	$—
Income tax paid	$—

See the accompanying summary of accounting policies and notes to the financial statements

AUTO NETWORKS INTERNATIONAL CORPORATION

A Development Stage Company

STATEMENT OF STOCKHOLDERS’ EQUITY

				(Deficit)
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development	Stockholder’s
	Shares	Amount	Capital	Stage	Equity
BALANCE AT INCEPTION
(June 15, 2009)		$-	$-	$-	$-
Issuance of common stock to founder	10,500,000	10,500	-	-	10,500
Issuance of common stock to investors	800,000	800	39,200	-	40,000
Issuance of common stock for services	6,440,000	6,440	315,560	-	322,000

Net (loss)	-	-	-	(372,307)	(372,307)

BALANCE AT JUNE 30, 2009	17,740,000	$17,740	$354,760	$(372,307)	$193

See the accompanying summary of accounting policies and notes to the financial statements

AUTO NETWORKS INTERNATIONAL CORPORATION

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a) Organization and Business:

Auto Networks International Corporation (“the Company”) was incorporated in the state of Nevada on June 15, 2009.  Auto Networks is a start-up company and its main focus is to distribute automobile wheels manufactured in Taiwan and China to the United States.  Its goal is to commence distribution and marketing of Taiwanese and Chinese automobile wheels to car manufacturers, wholesale and retail stores, as well as to the general public in the United States.

The Company is currently in the development stage.  All activities of the Company to date relate to its organization, initial funding, share issuance and regulatory compliance.

(b) Basis of Presentation/Going Concern:

The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business.  As reflected in the accompanying financial statements, the Company has a deficit accumulated during the development stage of $372,307, cash used in operations of $50,000 since its inception, has a positive working capital of $143 as of June 30, 2009, and has not generated any revenues since inception.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

Management’s plan includes obtaining additional funds by equity financing through a related party advances, however there is no assurance of additional funding being available.  These circumstances raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might arise as a result of this uncertainty.

(c) Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(d) Cash and Cash Equivalents:

For the purpose of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.  There were no cash equivalents at June 30, 2009.

(e) Income Taxes:

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities, and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

AUTO NETWORKS INTERNATIONAL CORPORATION

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2009

(e) Income Taxes (continued):

2009
Deferred Tax assets:
Net operating loss carry forwards	$50,000

Enacted tax rate	35%

Gross deferred tax asset	17,500

Less: Valuation allowance	(17,500)

Net deferred tax asset	$ ¾

In assessing the ability to realize deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized.  Based upon the Company not having profitable operations to date and projections of the future taxable income over the periods in which the deferred tax assets are deductible, a full valuation allowance has been provided as management believes that it is more likely than not, based upon available evidence, that the deferred tax assets will not be realized. The Company’s current tax provision was zero due to not having any taxable income for the period ended June 30, 2009, and the deferred tax provision was zero due to the full valuation allowance taken. The Company had no temporary differences between the net losses for tax or financial accounting.

As of June 30, 2009, the Company has federal and state net operating loss carry forwards of approximately $50,000.  The federal and state net operating loss carry forwards will begin to expire in 2029.  The Company’s ability to utilize net operating loss carry forwards may be limited in the event that a change in ownership, as defined in the Internal Revenue Code, occurs in the future.

(f) Loss per Common Share:

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period.  Basic and diluted loss per share is the same due to the anti dilutive nature of potential common stock equivalents.  The Company does not have any potentially dilutive instruments for this reporting period.

(g) Fair Value of Financial Instruments:

The carrying value of cash equivalents approximates fair value due to the short period of time to maturity.

(h) Stock Based Compensation:

The Company has adopted SFAS No. 123(R), “Accounting for Stock Based Compensation,” to account for its stock issuances.  SFAS No. 123(R) requires all share-based payments to employees (which includes non-employee Board of Directors), including employee stock options, warrants and restricted stock, be measured at the fair value of the award and expensed over the requisite service period (generally the vesting period).  The fair value of common stock options or warrants granted to employees is estimated at the date of grant using the Black-Scholes option pricing model by using the historical volatility of comparable public companies.  The calculation also takes into account the common stock fair market value at the grant date, the exercise price, the expected life of the common stock option or warrant, the dividend yield and the risk-free interest rate.

Restricted stock, options or warrants issued to other than employees or directors are recorded on the basis of their fair value, which is measured as of the date required by Emerging Issues Task Force (“EITF”) Issue 96-18, “  Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”   In accordance with EITF 96-18, the options or warrants are valued using the Black-Scholes option pricing model on the basis of the market price of the underlying equity instrument on the “valuation date,” which for options and warrants related to contracts that have substantial disincentives to non-performance, is the date of the contract, and for all other contracts is the vesting date.  Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period.

The Company recognized stock-based compensation expense from stock granted to non-employees for the year ended June 30, 2009 of $322,000.

AUTO NETWORKS INTERNATIONAL CORPORATION

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2009

NOTE 2 – CAPITAL STOCK:

The total number of shares of capital stock which the Company shall have authority to issue is 75,000,000. These shares are divided into one class of 75,000,000 shares designated as common stock at $0.001 par value (“Common Stock”).

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors.  The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

In June of 2009, the Company sold 11,300,000 shares of Common Stock to forty one stockholders. 10,500,000 shares of Common Stock to one stockholders being the founder member at a purchase price of  $0.001 per share and 800,000 shares of Common Stock to the remaining forty stockholders at a purchase  price of $0.050 per share, for a total aggregate price of $50,500.

In June of 2009, the Company issued 6,440,000 shares to third parties for services.  These shares were valued at $322,000 based on the last price our shares were sold to third parties for of $0.05 per share.

During the period ended June 30, 2009, the entire 17,740,000 shares of the Common Stock still remain with the respective stockholders.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS:

In March 2008, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities .  The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.  It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The Company does not expect the adoption of this accounting pronouncement to have a significant impact on its results of operations, financial position or cash flow.

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“statement No. 162”).  Statement No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in preparation of the financial statements of non government entities that are presented in conformity with U.S. GAAP (the GAAP hierarchy).  Statement No. 162 will become effective sixty days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.”  The adoption of Statement No. 162 is not expected to materially impact the Company’s financial position or results of operations.

NOTE 4 – SUBSEQUENT EVENTS

Overall, the Company evaluated subsequent events through September 10, 2009, the date the original S-1 Registration Statement was filed.  During this period the Company did not have any material recognizable subsequent events.

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$7.79
Transfer Agent Fees	$0.00
Accounting fees and expenses	$2,500
Legal fees and expenses	$30,000.00
Edgar filing fees	$500.00

Total	$33,007.79

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Our sole officer and our directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3) a transaction from which the director derived an improper personal profit; and

(4) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1) such indemnification is expressly required to be made by law;

(2) the proceeding was authorized by our Board of Directors;

(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

On June 15, 2009, we issued 10,500,000 shares of our common stock to Chi Shing Huang, our President, Chief Executive Officer, Treasurer, Secretary and a Director, at a price of $0.001 per share for total proceeds to us of $10,500.

On June 29, 2009, we issued 800,000 shares of our common stock to forty investors at $0.05 per share for cash proceeds of $40,000.

On June 29, 2009, we issued 6,440,000 shares of our common stock to four consultants . These shares were valued at $322,000 based on the last price our shares were sold to third parties for of $0.05 per share. Of these shares, 240,000 were issued to an attorney from our legal counsel as partial payment of legal fees.

All of the above shares were issued pursuant to Regulation S of the Securities Act of 1933.  Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.  Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

Regulations Compliance

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States.  We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States.

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3)of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit
Number		Description
3.1	*	Articles of Incorporation
3.2	*	By-Laws
4.1		Form of Subscription Agreement
5.1		Legal Opinion of Dean Law Corp., with consent to use
23.1		Consent of M&K CPAS, PLLC

 * previously filed

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4 .

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Taichung, Taiwan, ROC, on the  19th day of February , 2010 .

Auto Networks International Corporation

By: /s/ Chi Shing Huang
Chi Shing Huang
President, Chief Executive Officer,
Secretary, Treasurer, Principal
Accounting Officer, Chief
Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Chi Shing Huang	President, Chief Executive	February 19, 2010
Chi Shing Huang	Officer, Secretary, Treasurer,
principal accounting officer,
principal financial officer
and Director

/s/ Lien Fang Yang	Director	February 19 , 2010
Lien Fang Yang

/s/ Meng Hann Tsai	Director	February 19 , 2010
Meng Hann Tsai